                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.               [ ] Confidential, for use of the
                                                   Commission only (as permitted
                                                   by Rule 14a-6(e)(2)).
[ ] Definitive proxy statement.

[X] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                               NEWSTAR MEDIA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------

       (Name of Person(s) Filing Proxy Statement, if Other The Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5) Total fee paid:

--------------------------------------------------------------------------------

         [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

         (3) Filing Party:

--------------------------------------------------------------------------------

         (4) Date Filed:

--------------------------------------------------------------------------------

                               NEWSTAR MEDIA INC.
                             8955 BEVERLY BOULEVARD
                          LOS ANGELES, CALIFORNIA 90048
                               -------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 8, 1999
                                -----------------

To the Shareholders of NewStar Media Inc.:

         Notice is hereby given that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of NewStar Media Inc., a California corporation (the "Company"), will be held at NewStar Media Inc., 8955 Beverly Boulevard, Los Angeles, California 90048, on Wednesday, December 8, 1999, at 10:00 a.m., local time, for the following purposes:

         1. To elect directors;

         2. To approve and ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 1999;

         3. To consider and vote upon a proposal to approve the adoption of the NewStar Media Inc. 1999 Stock Incentive Plan; and

         4. To consider and act upon such other business as may properly come before the meeting or any adjournment(s) thereof.

         Information concerning these matters, including the names of the nominees for election to the Board of Directors (the "Board"), is set forth in the attached Proxy Statement, which is part of this Notice.

         The Board has fixed November 1, 1999 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only those shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting or any adjournment(s) thereof.

         The Board urges that all shareholders of record exercise their right to vote at the meeting personally or by proxy.

         Your proxy will continue in full force and effect unless and until you revoke such proxy prior to the vote to which such proxy pertains. You may revoke your proxy by a writing delivered to the Company stating that the proxy is revoked, by a subsequently dated proxy executed by you, or by attending the Annual Meeting and voting in person. The dates set forth on the proxy cards preemptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                                   By Order of the Board of Directors


                                   Terrence A. Elkes
                                   Chairman and Chief Executive Officer

November 19, 1999
Los Angeles, California


         TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN (DO NOT PRINT) YOUR NAME AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                               NEWSTAR MEDIA INC.
                             8955 BEVERLY BOULEVARD
                          LOS ANGELES, CALIFORNIA 90048
                                -----------------
                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 8, 1999


         This Proxy Statement is furnished to the shareholders in connection with the solicitation by the Board of Directors (the "Board") of NewStar Media Inc., a California corporation (the "Company"), of proxies for use at the 1999 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at NewStar Media Inc., 8955 Beverly Boulevard, Los Angeles, California 90048, on Wednesday, December 8, 1999, at 10:00 a.m., local time, and any postponement(s) and adjournment(s) thereof.

         The Company's principal executive offices are located at 8955 Beverly Boulevard, Los Angeles, California 90048 and its telephone number is (310) 786 - 1600.

         This Proxy Statement, the accompanying Notice of Annual Meeting, the accompanying proxy card(s) and the Company's 1998 Annual Report to Shareholders (the "Annual Report") are being first mailed to shareholders of the Company on or about November 19, 1999. The cost of preparing, assembling and mailing the foregoing will be paid by the Company. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expense of forwarding soliciting material to their principals. The Company may use the services of its Directors, officers and other regular employees to solicit proxies personally or by telephone. Such Directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

VOTING

         The accompanying proxy will be voted in accordance with the instructions contained thereon. In the absence of such instructions, the persons designated as proxies in the accompanying proxy card(s) will vote: for the election of the Director nominees listed herein (the "Nominees"), for the ratification of the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 1999, for the approval of the adoption of the NewStar Media Inc. 1999 Stock Incentive Plan, and, in their discretion, as to any other business that may properly come before the Annual Meeting or any postponement(s) and adjournment(s) thereof. The Board does not know of any other business to be brought before the Annual Meeting.

         Each duly executed proxy will continue in full force and effect unless and until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected by a writing delivered to the Company to the attention of the Corporate Secretary at the address indicated above stating that the proxy is revoked by a subsequently dated proxy, duly executed by or on behalf of the person executing the prior proxy and presented at the Annual Meeting, or by attending the Annual Meeting and voting in person.

GENERAL INFORMATION

         The Board has fixed November 1, 1999 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any postponement(s) or adjournment(s) thereof. At the close of business on the Record Date, 21,612,058 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), held by 106 holders of record, were outstanding and entitled to vote at the Annual Meeting. As of that date, there were 4,000 shares of the Company's Series B Preferred Stock (the "Series B Preferred Stock"), 1,920 shares of the Company's Series C Preferred Stock (the "Series C Preferred Stock"), and 214,113 shares of the Company's Series D Preferred Stock (the "Series D Preferred Stock" and, together with the Series B Preferred Stock and the Series C Preferred Stock, the "Preferred Stock") outstanding and entitled to vote at the Annual Meeting. Each share of Preferred Stock entitles the holder thereof to such number of votes per share equal to the number of shares of Common Stock into which each share of Preferred Stock is then convertible (the "Equivalent Common Stock") on the Record Date. On such date, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock were convertible into 2,000,000, 960,000, and 258,000 shares of Common Stock, respectively. The Preferred Stock will vote together with the Common Stock on all actions taken by the shareholders of the Company except the election of Directors, with respect to which the holders of the Series B Preferred Stock, voting as a separate class, are entitled to elect one-third of the Directors of the Company (i.e., two Directors at the Annual Meeting). There are no other classes of stock of the Company entitled to vote at the Annual Meeting.

         Shareholders who own shares registered in different names or at different addresses will receive more than one proxy card. A shareholder must sign and return each of the proxy cards received to ensure that all of the shares owned by such shareholder are represented at the Annual Meeting.

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Equivalent Common Stock entitled to vote at the Annual Meeting will constitute a quorum. With respect to the election of Directors, the five nominees receiving the highest number of affirmative votes of the Common Stock and of the Equivalent Common Stock related to the Series C Preferred Stock and the Series D Preferred Stock will be elected, and two nominees will be elected solely by the holders of the Series B Preferred Stock. With respect to the appointment of KPMG LLP as the Company's independent accountants and the adoption of the NewStar Media Inc. 1999 Stock Incentive Plan, the affirmative vote of the majority of the Common Stock and Equivalent Common Stock represented at the Annual Meeting shall be required for approval. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority to vote the relevant shares as to particular matters and has not received voting instructions from the beneficial owner with respect to a particular item) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders and have the same legal effect as a vote against a particular proposal (other than the election of Directors). Broker non-votes are not taken into account for purposes of determining whether a proposal has been approved by the requisite shareholder vote.

         Each share of Common Stock and Equivalent Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. However, in the election of Directors, a shareholder (excluding holders of Series B Preferred Stock) may cumulate his vote for one or more nominees, but only if the names of nominees were placed in nomination prior to the voting and any shareholder has given notice at the Annual Meeting prior to the voting of his intention to so cumulate his votes. If any shareholder has given such notice, all shareholders may cumulate their votes in such election of Directors. If the voting for Directors is conducted by cumulative voting, each share of Common Stock and Equivalent Common Stock will be entitled to a number of votes equal to the number of Directors to be elected, which votes may be cast for a single nominee or distributed between or among two or more nominees in such proportions as the shareholder or proxy deems fit.

         Stockholders do not have dissenters' rights of appraisal under California law with respect to any proposal to be submitted by the Board of Directors at the Annual Meeting.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Directors of the Company are elected annually by the shareholders to serve for a term of one year or until their successors are duly elected and qualified. As of the date hereof, the Board consists of seven members. The five management nominees and two Series B Preferred Stock nominees for election of Directors are set forth below. Unless otherwise marked, proxies will be voted FOR the election of these nominees. Should any nominee become unavailable to serve as a Director before the election (which event is not anticipated), the proxies may be voted for a substitute nominee selected by the Board or the authorized number of Directors may be reduced. If for any reason the authorized number of Directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of those nominees selected by the persons designated as proxies in the accompanying proxy card(s). To the best of the Company's knowledge, all nominees are and will be available to serve. No family relationships exist between or among any of the Director nominees or the Directors of the Company.

INFORMATION WITH RESPECT TO DIRECTORS AND NOMINEES

         The following table sets forth the nominees, their ages and present principal occupations or employment.


          MANAGEMENT
          DIRECTOR NOMINEES
               NAME                        AGE                 PRINCIPAL OCCUPATION
               ----                        ---                 --------------------
          Terrence A. Elkes                65      Chairman of the Board and Chief Executive Officer of
                                                   NewStar Media Inc.; Managing Director and co-owner of
                                                   Apollo Partners, LLC
          Ronald Lightstone                61      Principal, Sagpond Ventures and Director; former President and Chief Executive Officer and Vice-Chairman of the
                                                   Company
          Bruce Maggin                     56      Principal, H.A.M. Media Group, LLC, Chief Executive
                                                   Officer of TDN, Inc. and Director
          Lee Masters *                    47      President and Chief Executive Officer of Liberty Digital
                                                   and Director
          John R. Sprieser                 51      Senior Vice President and Chief Financial Officer of IDC
                                                   Services, Inc.

          SERIES B PREFERRED STOCK
          DIRECTOR NOMINEES
                NAME
                ----

          Kenneth F. Gorman*               60      Vice-Chairman of NewStar Media Inc.; Managing Director
                                                   and co-owner of Apollo Partners, LLC
          John T. Healy                    60      Principal in the H.A.M. Media Group, LLC and Director

---------------

* Denotes membership on the Audit Committee

         Messrs. Lightstone, Healy and Gorman became Directors of the Company on March 31, 1997 in connection with an equity investment in the Company by Media Equities International, LLC ("MEI"). Messrs. Elkes and Maggin were appointed Directors of the Company to fill the vacancies created in June 1997 upon the resignation of two former Directors of the Company. Mr. Masters was appointed a Director of the Company on September 30, 1997 to fill a then existing vacancy.

         Pursuant to the placement agent agreement entered into by the Company in December 1995 in connection with a private placement, the Company agreed that the placement agent, Whale Securities Co., L.P. ("Whale Securities"), and its successors would have the right to designate a nominee for election, at its or their option, either as a member or as a non-voting advisor to the Board, and the Company agreed to use its reasonable best efforts to cause such nominee to be elected and continue in office until December 14, 1997. Steven Mayer had been so designated by Whale Securities, and became a member of the Board in November, 1996. Mr. Mayer resigned as a Director on November 11, 1999.

         The Company has agreed to reimburse each Board member's travel expenses. For service on the Board for 1997-1998 and for 1998-1999, the Company granted to each Director options to purchase 10,000 shares of Common Stock, which options vest 25% at the end of each quarter, and made cash payments of $1,000 per quarter to each Director not associated with MEI.

         During the 1998 fiscal year, there were 8 meetings of the Board and 5 actions of the Board were taken pursuant to unanimous written consents. These were also two meetings of a special committee of the Board in the 1998 fiscal year. Of the ten meetings of the Board and the special committee of the Board, Mr. Maggin was unable to attend one, Mr. Masters was unable to attend four and Mr. Mayer was unable to attend three. The Company maintains a standing audit committee. There was one meeting of the Audit Committee during the 1998 fiscal year apart from meetings of the entire Board of Directors. The Audit Committee during 1998 was comprised of Messrs. Masters, Mayer and Gorman. The Company does not have a standing nominating or compensation committee.

         TERRENCE A. ELKES was appointed to the Board in June 1997. He was elected Chairman on July 30, 1998 and became the Company's Chief Executive Officer on May 14, 1999. Mr. Elkes is presently a principal of Apollo Partners, LLC, formed in 1987, which is involved in the acquisition of companies in the media, communications, entertainment and broadcasting fields. Mr. Elkes served as President of Viacom from 1978 to 1982 and as Chief Executive Officer from September 1983 to 1987. He also served on Viacom's Board of Directors from 1973 to 1987. Mr. Elkes joined Viacom in 1972 as Vice President, General Counsel and Secretary. He became Executive Vice President in 1976 with responsibility for the financial, legal and human resources areas of that company. Shortly thereafter, he assumed responsibility for Viacom's pay television and cable television operations as well. Prior to joining Viacom, Mr. Elkes served as Vice President and General Counsel for Parsons and Whittemore, a privately-owned paper corporation. In this capacity, he also managed the company's financial operations and international development. Previously, Mr. Elkes was an attorney at Norwich Pharmacal Company and later became General Counsel for Norwich's International Division. Mr. Elkes received his bachelor's degree cum laude in economics and political science from the City College of New York in 1955, and in 1958 he earned a doctor of law degree from the University of Michigan. He is a member of the New York City Bar Association and a former member of the International Radio and Television Society's Board of Governors. Currently, Mr. Elkes is Chairman of the Board of Video Services Corporation and a Director of IDC Services, Inc. and Doane Agricultural Services Company. Mr. Elkes is a member of the President's Advisory Committee of the University of Michigan, a member of the University of Michigan's Investment Advisory Board and is a Trustee of the Michigan Law School Foundation.

         KENNETH F. GORMAN has been a director of the Company since March 1997. He was elected Vice-Chairman on July 30, 1998 and Vice-Chairman of the Office of the Chief Executive on May 14, 1999. Since October 1987, he has been a principal of Apollo Partners, LLC, which is involved in the acquisition of companies in the media, communications, entertainment and broadcasting fields. Mr. Gorman joined Viacom in 1971 and served in various capacities, including Executive Vice President and a member of the Board of Viacom from October 1983 until September 1987 and Chairman of the Viacom Networks Group from January 1986 until September 1987. Before joining Viacom, he was with the CBS Broadcast Group, serving in various positions, including Controller of CBS Radio. Mr. Gorman started his career in 1961 at the National Broadcasting Company (NBC Radio Division). Mr. Gorman received a bachelor's degree in accounting from St. John's University in New York in 1962 and an honorary doctorate degree in 1994. He was the recipient of the President's Award of the National Cable Association in 1978. He formerly served as the Treasurer and Director of the International Council of the National Academy of Television Arts and Sciences. Mr. Gorman currently serves as Chairman of IDC Services, Inc. and is a director of the Musicland Group, Inc. and Doane Agricultural Services Company, and a member of the Advisory Board of St. John's University.

         BRUCE MAGGIN was appointed to the Board in June 1997. Mr. Maggin is the founder and a principal of H.A.M. Media Group, LLC and is Chief Executive Officer of TDN, Inc. Prior to forming H.A.M. Media Group, LLC, Mr. Maggin was Executive Vice President of the Capital Cities/ABC Multimedia Group. Mr. Maggin was also responsible for ABC's home video business as well as its new media sales activities and technology investments. As Executive Vice President, he was responsible for several international consultancies including NHK in Japan and the BBC in the UK. Mr. Maggin joined ABC originally in 1970 and had been Director of Corporate Planning before his appointment as Vice President of Ziff Corporation, the parent company of Ziff-Davis Publishing and Broadcasting. At Ziff Corporation, Mr. Maggin was responsible for managing the company's diversification efforts. He returned to ABC in 1982 in a newly created position, Vice President of Cost Management and in 1983 became Vice President of ABC Video Enterprises. Mr. Maggin has been a member of the board of several companies including the cable networks, Lifetime and ESPN, and software ventures, Creative Wonders and O.T. Sports. He is also a director of Phillips-Van Heusen Corporation. A member of the New York State Bar, he received his BA degree from Lafayette College.

         JOHN T. HEALY has been a director of the Company since March 1997. Since February 1997, he has been a principal of the H.A.M. Media Group, LLC, which engages in investments and provides advisory services in all media. Mr. Healy has served as an advisor to Disney/ABC International Television since July 1996. He originally joined the American Broadcasting Co. ("ABC") in August of 1970 and held various executive positions including Vice President Corporate Planning (1976), Vice President, ABC Video Enterprises (1983), President, ABC Distribution Company (1986). Most recently, he was President of ABC International Operations and Executive Vice President of ABC Cable & International Broadcast Group from July 1993 to July 1996. Mr. Healy was a member of the Board of Directors of Arts & Entertainment (which became A&E Networks), Lifetime and ESPN cable services from their inception until his resignation from the ABC Company in July 1996.

         LEE MASTERS was appointed to the Board on September 30, 1997. Mr. Masters is currently the President and Chief Executive Officer and a director of Liberty Digital, LLC. From January 1990 to December 1998, Mr. Masters was the President and Chief Executive Officer of E! Entertainment Television. Prior to E! Entertainment Television, Mr. Masters was Executive Vice President and General Manager of MTV Networks where he oversaw the network's worldwide expansion. Prior to his career in television, Mr. Masters enjoyed a 20 year career in radio. He began as a disc jockey and moved through the ranks as a programmer, station manager and then the owner of a group of radio stations. Originally from Doylestown, Pennsylvania, he attended Philadelphia's Temple University, where he studied mathematics and philosophy. Mr. Masters is currently a director of TCI Music.

         RONALD LIGHTSTONE was President and Chief Executive Officer of the Company from June 1997 until May 14, 1999 and Co-Vice-Chairman of the Office of the Chief Executive from May 14, 1999 to September 15, 1999. He has been a director since March 1997. He currently is a principal of Sagpond Ventures. From March 1992 to April 1994, he was a member of the Board of Starsight Entertainment, a provider of an electronic on-screen television guide. From December 1990 to October 1993, he was Chief Operating Officer and a member of the Board of Spelling Entertainment Group, Inc. From September 1982 to September 1987 he was Senior Vice President of Viacom International Inc. ("Viacom"), and from December 1980 until September 1982 he was Senior Vice President, Business Affairs of the Viacom Entertainment Group. Prior to that he was Vice President and General Counsel of Viacom from November 1975 until December 1980. Mr. Lightstone has served as Chairman of Multimedia Labs, Inc., a manufacturer of multimedia equipment, from February 1994 to March 1997. Mr. Lightstone is a graduate of Columbia University and New York University School of Law. Mr. Lightstone is a member of Media Equities International, LLC.

         JOHN R. SPRIESER is Senior Vice President and Chief Financial Officer of IDC Services, Inc. having been with that Company since December 1988. He was elected to the Board of Directors of IDC Services, Inc. in 1996. From March 1996 to April 1998, Mr. Sprieser was Chief Operating Officer of ASI Marketing Research, Inc., a subsidiary of IDC Services. Prior to joining IDC Services, Mr. Sprieser was Vice President and Chief Financial Officer of Longman Group USA, Inc., and before that, Chief Financial Officer of MTI Vacations, Inc. He is a Certified Public Accountant, and received his BBA from the University of Oklahoma and an MBA from Indiana University.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE PERSONS NOMINATED FOR DIRECTOR HEREIN.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         Executive officers are elected by and serve at the discretion of the Board, subject to the rights, if any, of the executive officer under any contract of employment. No family relationships exist between or among any of the executive officers of the Company.

         The following table contains certain biographical information with respect to current executive officers of the Company, other than executive officers whose biographical information is set forth above under the heading "Director Nominees", and employees who are not executive officers but who are expected to make a significant contribution to the Company's business.

                NAME                  AGE       PRINCIPAL OCCUPATION
                ----                  ---       --------------------
          John T. Brady                58       Vice President and Chief Financial Officer
          Robert C. Murray             40       Vice President, Secretary and General Counsel
          Peter Engel                  64       President and Chief Executive  Officer of NewStar Publishing and
                                                Internet Services
          Ron Ziskin                   48       President of NewStar Television
          Gene L. George               35       President of NewStar Worldwide

         JOHN T. BRADY has been Vice President and Chief Financial Officer of the Company since January 1999. He was a consultant to the Company since February 1997. Mr. Brady has more than 30 years experience in finance and operations in the entertainment industry, having held senior management positions with leading entertainment companies including Viacom and Spelling Entertainment Group. Mr. Brady's management career at Viacom spanned sixteen years from 1972 through 1988 and included serving as Senior Vice President and Chief Financial Officer for Viacom's Cable Networks Group, comprised of MTV, Showtime, The Movie Channel, VH1 and Nickelodeon. He was also Chief Financial Officer of Viacom's Entertainment Group, responsible for television production and distribution and product acquisitions. Mr. Brady was Senior Vice President and Chief Financial Officer for Spelling Entertainment from 1988 to 1993 and Chief Financial Officer at ITC Entertainment from 1993-1994 when the Company was sold to Polygram Film Entertainment. Prior to joining NewStar, Mr. Brady was president of his own consulting firm, Jaybe Enterprises, which provided merger and acquisition and financial counseling to companies in the entertainment industry. A graduate of Hofstra University in New York with a B.A. in Business Administration, Mr. Brady is also a Certified Public Accountant and worked at Coopers & Lybrand L.L.P. from 1964-1972.

         ROBERT C. MURRAY joined the Company in October 1997 as Vice President and General Counsel. Prior to joining the Company, Mr. Murray was a lawyer with O'Melveny & Myers LLP specializing in corporate law and finance. Mr. Murray received a BS degree from the University of Washington, a Ph.D. from the Massachusetts Institute of Technology and a JD from Stanford Law School.

         PETER ENGEL joined the Company in January 1999. He is the founder of Affinity Communications Corporation, a leading West Coast book packager. Mr. Engel has served as Senior Vice President of Colgate Palmolive in the 1970s where he was a member of the executive team that helped build the company into a five billion multinational corporation. Mr. Engel is a former Associate Professor of Entrepreneurial Studies at the University of Southern California and founder of the American Consulting Corporation.

         RONALD M. ZISKIN has been the President of the Company's television production subsidiary, NewStar Television, since its creation in April 1996. Mr. Ziskin is a producer and television executive with over twenty years of experience. He spent nine years at ABC Television Station, serving as Executive Producer of KABC-TV and KGO-TV. He was Vice President of Programming and Production at Lifetime, where is helped launch that network. Mr. Ziskin founded Four Point Entertainment, Inc. (the predecessor in interest to NewStar Television) in 1984, and as President of such company he produced more than 1,000 hours of dramatic and reality television programming over a period of 13 years. Mr. Ziskin also was with Viacom International and Hearst/ABC/Viacom Entertainment as Vice President Programming and Production, Cable Operations.

         GENE L. GEORGE joined the Company in October 1995 as Vice President, Sales and Acquisitions of Dove International, the film and television distribution division of the Company. Prior to joining the Company, he was Executive Vice President of Arista Films, Inc. and President of Arista Classics, where he oversaw the worldwide distribution of over fifty independently produced and specialized theatrical motion pictures over an eight-year period. In 1992, he was elected to the Board of Directors of the American Film Marketing Association, where he served six consecutive terms. In 1986, Mr. George received his bachelor's degree cum laude in international business and marketing from California State University at Northridge.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for services to the Company for the years ended December 31, 1998, 1997 and 1996, respectively, of the Company's Chief Executive Officer, the two other executive officers of the Company who received compensation in excess of $100,000 during 1998, and persons who became executive officers n 1999:

===============================================================================================================================
                                                                                Restricted       Securities
         Name and                      Fiscal                                     Stock          Underlying         All Other
     Principal position                 Year          Salary          Bonus       Awards        Options/SARs       Compensation
     ------------------                 ----          ------          -----       ------        ------------       ------------
Terrence A. Elkes (1)                    (1)             (1)            (1)         (1)              (1)                (1)
    Chairman and
    Chief Executive Officer

Kenneth F. Gorman (2)                    (2)             (2)            (2)         (2)              (2)                (2)
    Vice-Chairman

Ronald Lightstone (3)                    1998        $200,000            --          --               --          $ 25,000(4)
     President, Chief Executive          1997        $200,000            --     612,400(5)            --                --(4)
     Officer and Director                1996              --            --          --               --                --

John T. Brady (6)                        1998              --            --          --               --          $ 81,765(6)
    Vice President and                   1997              --            --          --               --          $ 50,345(6)
    Chief Financial Officer              1996              --            --          --               --                --

Robert C. Murray                         1998        $125,000            --          --           30,000          $  3,822(7)
    Vice President and                   1997        $ 26,442            --          --               --          $    793(7)
    General Counsel and Secretary        1996              --            --          --               --                --

Neil Topham (8)                          1998        $175,000       $25,000          --          100,000          $  5,351(7)
    Vice President and Chief             1997        $175,000            --          --               --                --
     Financial Officer                   1996              --            --          --               --                --

Peter Engel (9)                          (9)             (9)             (9)        (9)               (9)               (9)
    President and Chief
    Executive Officer of NewStar
    Publishing and Internet Services


(1) Mr. Elkes became Chief Executive Officer in May 1999. In 1999, Mr. Elkes was granted options to purchase 100,000 shares of Common Stock at $1.20 per share. For the years 1997-1998, Mr. Elkes received no compensation from the Company, other than for his service as a Director. For Director services for 1997-1998, Mr. Elkes received options to purchase 10,000 shares of Common Stock for $1.313 per share. For Director services for 1998-1999, Mr. Elkes received options to purchase 10,000 Common Stock for $0.875 per share.

(2) Mr. Gorman became Vice Chairman of the Office of the Chief Executive in May 1999. In 1999, Mr. Gorman was granted options to purchase 100,000 shares of Common Stock at $1.20 per share. For the years 1997-1998, Mr. Gorman received no compensation from the Company, other than for his service as a Director. For Director services for 1997-1998, Mr. Gorman received options to purchase 10,000 shares of Common Stock for $1.313 per share. For Director services for 1998-1999, Mr. Gorman received options to purchase 100,000 shares of common stock for $0.875 per share.

(3)  Mr. Lightstone resigned as President and Chief Executive Officer in May
     1999.

(4) Pursuant to his employment agreement, Mr. Lightstone was to have received a monthly automobile allowance of $1,000, but did not receive such payments in 1997. In 1998, Mr. Lightstone received all amounts owed for car allowance for 1997 and 1998 (an aggregate of $19,000). In 1998, the amount under "All Other Compensation" also includes 401(k) Company matching contributions in 1998 of $6,000.

(5) Represents 400,000 shares issued to Mr. Lightstone in January 1998 which vest over a three year period (1/36 of such shares vesting each month), which vesting commenced July 10, 1997.

(6) Mr. Brady became Vice President and Chief Financial Officer on January 1, 1999. Prior to that time he was a consultant for the Company and only received consulting fees. For 1997, Media Equities International paid a portion of Mr. Brady's total consulting fees equal to $25,000.

(7)  Represents 401(k) Company matching contributions.

(8) Mr. Topham resigned as Vice President and Chief Financial Officer as of December 31, 1998.

(9) Peter Engel joined the Company in 1999. He received no compensation prior to that time.

OPTION/SAR GRANTS IN 1998

         There were no SARs granted to the named executive officers during 1998. The following tables set forth stock options granted to the named executive officers during 1998.

                            NUMBER OF SECURITIES          PERCENT OF TOTAL OPTIONS/         EXERCISE OR
                            UNDERLYING OPTIONS/SARS       SARS GRANTED TO EMPLOYEES         BASE PRICE        EXPIRATION
NAME                        GRANTED                       IN FISCAL YEAR                    ($/SHARE)         DATE
----                        -------                       --------------                    ---------         ----
Ronald Lightstone              --                            --                             N/A               N/A
Robert C. Murray             30,000                         5.7%                            $1.50             1/2/09
Neil Topham                 100,000                        19.2%                            $1.50             1/2/09


OPTIONS EXERCISED IN 1998 AND YEAR-END OPTION VALUES

         No stock options were exercised by any named executive officer during 1998. The following table provides certain information concerning the number of shares covered by both exercisable and non-exercisable stock options held as of December 31, 1998. Also shown are values for "in-the-money" options, which represent the positive difference between the exercise price of such options and the price of the Common Stock at December 31, 1998.

                            NUMBER OF SECURITIES          NUMBER OF SECURITIES              VALUE OF          VALUE OF
                            UNDERLYING                    UNDERLYING                        UNEXERCISED       UNEXERCISED
                            UNEXERCISED                   UNEXERCISED                       IN-THE-MONEY      IN-THE-MONEY
                            OPTIONS/SARs                  OPTIONS/SARs                      OPTIONS/SARs      OPTIONS/SARs
NAME                        UNEXERCISABLE                 EXERCISABLE                       EXERCISABLE       UNEXERCISABLE
----                        -------------                 -----------                       -----------       -------------
Ronald Lightstone             --                            --                                  --                --
Robert C. Murray              30,000                        --                                  --                --
Neil Topham                   --                          100,000                               --                --

COMPENSATION OF DIRECTORS

     For the fiscal year ended December 31, 1998, the Company granted to each Director options to purchase 10,000 shares of Common Stock, which options vest 25% at the end of each quarter, and made a cash payment of $1,000 per quarter to each director not associated with MEI.

EMPLOYMENT AGREEMENTS

         None of the executive officers (i.e. Terrence A. Elkes, Kenneth F. Gorman, John T. Brady, Robert C. Murray and Peter Engel) have an employment agreement with the Company.

         Pursuant to an employment agreement dated as of February 4, 1998, Ronald Lightstone was employed by the Company as its President and Chief Executive Officer. The term of Mr. Lightstone's employment agreement commenced on June 10, 1997 and ended on June 10, 1999. Pursuant to the agreement, Mr. Lightstone was paid a base salary of $200,000 per year. In addition to such base salary, Mr. Lightstone was granted 400,000 shares of Common Stock, ownership of which vests over a three year period (1/36 of such shares vesting each month), commencing July 10, 1997. The employment agreement also provided for (i) three weeks paid vacation, (ii) reimbursement of business related expenses, (iii) a car allowance of $1,000 per month, and (iv) eligibility to participate in all compensation, pension, retirement and welfare and fringe benefit plans, programs and policies of the Company applicable to executives of the Company generally.

         Each of Messrs. Brady and Murray have entered into a Key Executive Severance Agreement with the Company. Pursuant to such agreements, if such executive's employment is terminated in anticipation of or within 1 year after specified events constituting a change in control, such executive shall be entitled to receive a lump sum payment equal to such executive's then current annual salary, and all stock options previously granted to such executive shall immediately vest and become exercisable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth information as of November 15, 1999, concerning shares of equity securities of the Company beneficially owned by each shareholder known to the Company to own beneficially more than five percent (5%) of the outstanding shares of such class, by each Director, each Director nominee, each named executive officer and all current directors and executive officers as a group. Unless otherwise specified, the address of each beneficial owner listed below is 8955 Beverly Boulevard, Los Angeles, California 90048.

                                  COMMON STOCK
                                  ------------

                                              SHARES OF
                                              COMMON STOCK
NAME OF BENEFICIAL OWNER                      BENEFICIALLY OWNED          PERCENT OF CLASS (1)
------------------------                      ------------------          --------------------
Terrence A. Elkes.....................        12,238,557 (2)(3)                 43.8%
Kenneth F. Gorman.....................        12,238,556 (2)(4)                 43.8%
Ronald Lightstone.....................         9,021,840 (2)(5)                 31.9%

H.A.M. Media Group, LLC...............         7,642,042 (2)(6)                 27.5%
Bruce Maggin..........................         7,712,042 (2)(7)                 27.6%
John T. Healy.........................         7,717,042 (2)(7)                 27.7%

Media Equities International, LLC.....         7,642,042 (2)(8)                 27.5%
Apollo Partners, LLC..................         7,642,042 (2)(9)                 27.5%
Elkes Limited Partnership.............         4,426,515 (10)                   20.5%
Gorman Limited Partnership............         4,476,514 (11)                   20.7%

Lee Masters...........................            95,000 (12)                     *
John R. Sprieser......................                 0                          *

John T. Brady.........................           113,332 (13)                     *
Robert C. Murray......................           100,000 (14)                     *
Peter Engel...........................           250,000                         1.1%

All current Directors and executive officers
as a group (9 individuals)............        18,918,201 (15)                   65.4%



------------------
*    Less than 1%.

(1) Percentages set forth are based upon 21,612,058 shares of Common Stock outstanding as of November 15, 1999 adjusted in each case for contingently issuable Common Stock.

(2) Includes (i) 3,000,000 shares of Common Stock issuable to Media Equities International, LLC ("MEI") upon exercise of warrants currently exercisable as follows: 1,000,000 shares of Common Stock with an exercise price of $2.00 per share, 1,000,000 shares of Common Stock with an exercise price of $2.50 per share and 1,000,000 shares of Common Stock with an exercise price of $3.00 per share, (ii) 2,000,000 shares of Common Stock issuable to MEI upon conversion of 4,000 shares of Series B Preferred Stock currently convertible, (iii) 960,000 shares of Common Stock issuable to MEI upon conversion of 1,920 shares of Series C Preferred Stock currently convertible, (iv) 258,000 shares of Common Stock issuable upon to MEI conversion of 214,113 shares of Series D Preferred Stock currently convertible and (v) 1,424,042 issued and outstanding shares of Common Stock owned of record by MEI. The Series B Preferred Stock table (below) includes 4,000 shares of Series B Preferred Stock. The Series C Preferred Stock table (below) includes 1,920 shares of Series C Preferred Stock. The Series D Preferred Stock table below includes 214,113 shares of Series D Preferred Stock. Apollo Partners, LLC ("Apollo"), H.A.M. Media Group, LLC ("H.A.M. Media") and Mr. Lightstone are members of MEI. Messrs. Elkes and Gorman are members and managers of Apollo. Messrs. Healy and Maggin are members and managers of H.A.M. Media. The business address for MEI, Apollo and Messrs. Elkes and Gorman is 500 5th Avenue Suite 3520, New York, NY 10110. The business address for H.A.M. Media and Messrs. Healy and Maggin is 305 Madison Avenue, Suite 3016, New York, New York 10017.

(3) Includes 4,426,515 shares beneficially owned by Elkes Limited Partnership. Mr. Elkes is the managing general partner of Elkes Limited Partnership. Includes 120,000 shares of Common Stock issuable to Mr. Elkes upon exercise of options currently exercisable.

(4) Includes 4,476,514 shares beneficially owned by Gorman Limited Partnership. Mr. Gorman is the managing general partner of Gorman Limited Partnership. Includes 120,000 shares of Common Stock issuable to Mr. Gorman upon exercise of options currently exercisable.

(5) Includes 400,000 shares of Common Stock issued pursuant to Mr. Lightstone's employment agreement with the Company. As of November 15, 1999, only 322,219 shares have vested and another 22,222 shares will vest within 60 days of such date. However, all 400,000 shares, whether vested or not, have been included as being owned by Mr. Lightstone. Also includes an additional 559,798 shares held directly by Mr. Lightstone and 420,000 shares of Common Stock issuable upon exercise of options currently exercisable.

(6)  Does not include shares owned directly by Messrs. Healy or Maggin.

(7) Includes 70,000 shares of Common Stock issuable upon exercise of options currently exercisable.

(8) Does not include shares owned directly by Apollo Partners, LLC, H.A.M. Media Group, LLC or Messrs. Healy, Maggin, Gorman, Elkes or Lightstone.

(9)  Does not include shares owned directly by Messrs. Elkes or Gorman.

(10) Does not include any shares beneficially owned by MEI, Apollo or Mr. Elkes. The business address for Elkes Limited Partnership is 500 5th Avenue Suite 3520, New York, NY 10110.

(11) Does not include any shares beneficially owned by MEI, Apollo or Mr. Gorman. The business address for Gorman Limited Partnership is 500 5th Avenue Suite 3520, New York, NY 10110.

(12) Includes 70,000 shares of Common Stock issuable to Mr. Masters upon exercise of options currently exercisable. The business address for Mr. Masters is Liberty Interactive Media, 12312 Olympic Boulevard, Los Angeles, CA 90064.

(13) Includes 25,000 shares of Common Stock issuable to Mr. Brady upon exercise of stock options currently exercisable with an exercise price of $1.50 per share, and 83,332 shares of Common Stock issuable to Mr. Brady upon exercise of stock options currently exercisable or exercisable with in 60 days with an exercise price of $1.20 per share. Excludes options, which are not currently exercisable and will not be exercisable within the next 60 days, to purchase 41,667 shares of Common Stock with an exercise price of $1.20 per share.

(14) Includes 20,000 shares of Common Stock issuable to Mr. Murray upon exercise of stock options currently exercisable or exercisable within 60 days with an exercise price of $1.50 per share, and 80,000 shares of Common Stock issuable to Mr. Murray upon exercise of stock options currently exercisable or exercisable within 60 days with an exercise price of $1.20 per share. Excludes options, which are not currently exercisable and will not be exercisable within the next 60 days, to purchase 20,000 shares of Common Stock with an exercise price of $1.50 per share and 40,000 shares of Common Stock with an exercise price of $1.20 per share.

(15) Includes the shares identified in footnotes (2), (3), (4), (5), (7), (12),
     (13), and (14).

                                                 SERIES B PREFERRED STOCK
                                                 ------------------------

                                                     NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED              PERCENT OF CLASS
------------------------                             ------------------              ----------------
Media Equities International, LLC.............            4,000 (a)                         100%
Apollo Partners LLC...........................            4,000 (a)                         100%
Terrence A. Elkes.............................            4,000 (a)                         100%
Kenneth F. Gorman.............................            4,000 (a)                         100%
H.A.M. Media Group LLC........................            4,000 (a)                         100%
Bruce Maggin..................................            4,000 (a)                         100%
John T. Healy.................................            4,000 (a)                         100%
Ronald Lightstone.............................            4,000 (a)                         100%

(a) Each share of Series B Preferred is convertible six months after issuance into 500 shares of Common Stock, subject to certain anti-dilution protections, and has the right to vote together with all other voting classes and series of stock of the Company as a single class on all actions to be taken by the shareholders of the Company except that the Series B Preferred Stock shall not be entitled to vote on the election of directors except voting as a separate class shall be entitled to elect one-third of the directors of the Company. On each such action that the shares of Series B Preferred Stock votes together with other classes, each share of Series B Preferred Stock shall be entitled to such number of votes as such shares are then convertible into on the Record Date. See footnote 2 above.

                                                 SERIES C PREFERRED STOCK
                                                 ------------------------

                                                     NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED              PERCENT OF CLASS
------------------------                             ------------------              ----------------
Media Equities International, LLC.............            1,920 (b)                         100%
Apollo Partners LLC...........................            1,920 (b)                         100%
Terrence A. Elkes.............................            1,920 (b)                         100%
Kenneth F. Gorman.............................            1,920 (b)                         100%
H.A.M. Media Group LLC........................            1,920 (b)                         100%
Bruce Maggin..................................            1,920 (b)                         100%
John T. Healy.................................            1,920 (b)                         100%
Ronald Lightstone.............................            1,920 (b)                         100%

------------------

(b) Each share of Series C Preferred is convertible six months after issuance into 500 shares of Common Stock subject to certain anti-dilution protections. Each share of Series C Preferred Stock has the right to vote together with all other voting classes and series of stock of the Company as a single class on all actions to be taken by the shareholders of the Company. On each such action that the shares of Series C Preferred Stock vote together with other classes, each share of Series C Preferred Stock shall be entitled to such number of votes as such shares are then convertible into on the Record Date. See footnote 2 above.

                                                 SERIES D PREFERRED STOCK
                                                 ------------------------

                                                     NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED              PERCENT OF CLASS
------------------------                             ------------------              ----------------
Media Equities International, LLC.............          214,113 (c)                         100%
Apollo Partners LLC...........................          214,113 (c)                         100%
Terrence A. Elkes.............................          214,113 (c)                         100%
Kenneth F. Gorman.............................          214,113 (c)                         100%
H.A.M. Media Group LLC........................          214,113 (c)                         100%
Bruce Maggin..................................          214,113 (c)                         100%
John T. Healy.................................          214,113 (c)                         100%
Ronald Lightstone.............................          214,113 (c)                         100%

-----------------

(c) Each share of Series D Preferred Stock is convertible into 1.20497 shares of Common Stock, subject to certain anti-dilution protections. Each share of Series D Preferred Stock has the right to vote together with all other voting classes and series of stock of the Company as a single class on all actions to be taken by the shareholders of the Company. On each such action Series D Preferred Stock vote together with other classes, each share Series D Preferred Stock shall be entitled to such number of votes as such shares are then convertible into on the Record Date. See footnote 2 above.

CHANGE IN CONTROL

         No change in control of the registrant has occurred since the beginning of January 1, 1998. As of December 31, 1997 Media Equities International, LLC ("MEI") controlled the Company through its ownership of equity securities and the majority presence of its affiliates on the Board. From August 1998 through May 1999, Elkes Limited Partnership ("ELP") purchased 4,426,515 shares of common stock from the Company at prices ranging from $ 0.72 to $1.20 per share. From August 1998 through August 1999 Gorman Limited Partnership ("GLP") purchased 4,476,614 shares of common stock from the Company at prices ranging from $ 0.72 to $1.20 per share. The managing general partner of ELP is Terrence A. Elkes. The managing general partner of GLP is Kenneth F. Gorman. Each of Messrs. Elkes and Gorman is a member of Apollo Partners, LLP which in turn is a member of MEI. From August 1998 through December 1998, Mr. Lightstone purchased 742,698 shares of common stock from the Company at a price of $0.72 per share. Mr. Lightstone is a member of MEI.

         Pursuant to a Stock Purchase Agreement among MEI, the Company and others, dated March 27, 1997 (the "MEI Stock Purchase Agreement"), the Company must obtain MEI's consent, which right of consent is required to be exercised in good faith and in a commercially reasonable manner, prior to undertaking certain activities (including adopting an annual budget, incurring any debt for borrowed money or issuing securities (subject to certain limited exceptions) or changing or altering its principal business or entering into new businesses) and prior to the Company's executive officers undertaking certain activities (including certain personnel matters, changes in certain of the Company's outside advisors, certain litigation matters, certain acquisition or production matters and certain other activities).

         Pursuant to the MEI Stock Purchase Agreement and the terms of the Series B Preferred Stock (all of the shares of which are beneficially owned by MEI, as of November 1, 1999) so long as MEI owns 750,000 shares of common stock of the Company (assuming for such purposes that the shares of the Series B Preferred Stock and Series C Preferred Stock are converted in their entirety),
(i) so long as MEI holds a majority of the initially issued shares of Series B Preferred Stock, the holders of the Series B Preferred Stock have the right to elect one-third of the Board, and (ii) if MEI no longer owns a majority of the initially issued shares of the Series B Preferred, MEI has the right to nominate, and the Company is obligated to use its best efforts to have elected as management nominees, one-third of the Board. The MEI Stock Purchase Agreement provides for a board of directors having up to nine members. In the event of default by the Company in the observance of certain covenants in the MEI Stock Purchase Agreement, MEI has the right to appoint two additional directors, which directors shall continue to serve until the earlier of the next occurring annual meeting of the Company following the cure of any default or until MEI no longer owns at least 750,00 shares of common stock of the Company (assuming for such purposes that the shares of Series B Preferred Stock and Series C Preferred Stock are converted in their entirety).

         ELP, GLP, and Mr. Lightstone are parties to a Stock Purchase Agreement, dated as of July 30, 1998 (the "First E G and L Stock Purchase Agreement"). In the event of default by the Company in the observance of certain covenants in the First E G and L Stock Purchase Agreement, ELP, GLP and Mr. Lightstone have the right to appoint two additional directors, which directors shall continue to serve until the earlier of the next occurring annual meeting of the Company following the cure of any default or until ELP, GLP, and Mr. Lightstone no longer own at least 750,00 shares of common stock of the Company.

         ELP, GLP and Mr. Lightstone are parties to a Stock Purchase Agreement, dated as of November 12, 1998 (the "Second E G and L Stock Purchase Agreement"). In the event of default by the Company in the observance of certain covenants in the Second E G and L Stock Purchase Agreement, ELP, GLP, and Mr. Lightstone have the right to appoint two additional directors, which directors shall continue to serve until the earlier of the next occurring annual meeting of the Company following the cure of any default or until ELP, GLP and Mr. Lightstone no longer own at least 750,00 shares of common stock of the Company.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In September 1996, the Company entered into a consulting agreement with Steven F. Mayer whereby Mr. Mayer was to provide certain financial consulting and investment banking services to the Company. Such agreement provided for compensation of $3,000 per month, options to purchase 10,000 shares of Common Stock, certain contingent compensation and customary expense reimbursement. The agreement ended effective February 28, 1997.

         Pursuant to the MEI Stock Purchase Agreement, (i) on March 27, 1997 MEI purchased from the Company 3,000 shares of Series B Preferred Stock at $1,000 per share and warrants to purchase 1,500,000 shares of Common Stock, (ii) on May 15, 1997, MEI purchased from the Company 250 shares of Series B Preferred Stock at $1,000 per share and warrants to purchase 125,000 shares of Common Stock and
(iii) on June 3, 1997, MEI purchased from the Company 750 shares of Series B Preferred Stock at $1,000 per share and warrants to purchase 375,000 shares of Common Stock. The MEI Stock Purchase Agreement provides for a three year consulting arrangement with MEI which arrangement commenced on April 1, 1997 (the "Consulting Agreement"). MEI has agreed to provide substantial general management consulting advice and services including but not limited to, financial (including assisting in obtaining bank financing), television and film distribution and business affairs. As compensation for such services and advice, the Company is to pay MEI $300,000 per year, of which $200,000 is to be payable in cash quarterly in advance and the remaining $100,000 is to be paid in shares of Common Stock valued at the current market value on the date of payment, payable quarterly in arrears. In 1998, the Company and MEI amended the Consulting Agreement to provide that consulting fees for 1998 would be $200,000 instead of $300,000. During the year ended December 31, 1997, the Company paid MEI $75,000 and accrued $75,000 in respect of such consulting fees. In 1998, the Company and MEI agreed that the balance of the consulting fees for the year ended December 31, 1997 and for all of fiscal year 1998 would be paid in Common Stock. The Company issued a total of 308,028 shares of Common Stock as payment of such consulting fees.

         In September 1997, the Company entered into an agreement with MEI providing the Company with a $450,000 loan facility for working capital purposes (the "MEI Loan"). The MEI Loan was subsequently increased to $550,000. The MEI Loan was secured by substantially all of the Company's assets, other than the Company's building, which security interest was junior to the security interest of Sanwa Bank. The MEI Loan provided for interest at 10% per annum, payable monthly and was required to be repaid in full in the event the Company refinanced the term loan with Sanwa Bank. The Company drew the entire $550,000 of the MEI Loan. On November 12, 1997, the MEI Loan was repaid in full from the proceeds from a loan facility provided to the Company by The Chase Manhattan Bank (the "Credit Facility"), and the MEI Loan was terminated.

         Pursuant to Guaranty Agreements each dated as of November 4, 1997, each of the principals of MEI (i.e. Messrs. Elkes, Gorman, Healy, Maggin and Lightstone) agreed to guaranty the obligations of the Company under the Credit Facility in an amount not to exceed the lesser of $2,000,000 and the outstanding principal of and any interest on all loans made under the Credit Facility in excess of the borrowing base (which borrowing base must be equal to or less than $6,000,000). Each MEI principal guarantees an amount not to exceed the product of 110% of such principal's ownership interest in MEI multiplied by the aggregate amount guaranteed. The Company was not permitted to borrow any amounts under the Credit Facility in excess of the borrowing base without the prior written approval of MEI. The Company agreed to pay MEI an annual fee of $25,000 for such guaranty by its principals. In order to secure the repayment of any amounts the MEI principals may be required to pay to The Chase Manhattan Bank under the guarantees, MEI was granted a security interest in substantially all of the assets of the Company. Such security interest is junior to the security interest of The Chase Manhattan Bank which secures the Company's obligations under the Credit Facility. In July 1998, and in connection with the increase of the Credit Facility from $8,000,000 to $10,000,000, the principals of MEI agreed to increase the guaranty of the obligations of the Company under the Credit Facility to an amount not to exceed the lesser of $4,000,000 and the outstanding principal of and any interest on all loans made under the Credit Facility in excess of the borrowing base. As consideration for the increase in the guaranty, the Company agreed to pay MEI an additional annual fee of $25,000 for such guaranty by its principals. In August 1998, the Company issued 34,014 shares of Common Stock to MEI, at the fair market value of the stock on the date of issuance, as payment for such guarantee fees.

         On January 28, 1999, the Company and The Chase Manhattan Bank were notified by one of the principals of MEI that there would be no approvals for further extensions of credit under the Credit Facility. Subsequently, the Company, MEI, the principals of MEI and The Chase Manhattan Bank agreed to set the guaranty of the obligations of the Company under the Credit Facility to an amount not to exceed the lesser of (i) $2,000,000 and (ii) the outstanding principal of and any interest on all loans made under the Credit Facility in excess of the borrowing base, and that the Company would be permitted to borrow amounts under the Credit Facility in excess of the borrowing base without the prior approval of MEI. In consideration of such agreement, the Company agreed to extend the exercise period of the warrants owned by MEI for one year and to provide for a "cashless exercise" of such warrants.

         The Company has agreed to reimburse each Director's travel expenses. For service as a Director during the years 1997-1998 and 1998-1999, the Company granted to each Director options to purchase 10,000 shares of Common Stock, which options vest 25% at the end of each quarter, and made a cash payment of $1,000 per quarter to each director not associated with MEI.

         In July 1998, the Company entered into a loan agreement with Apollo pursuant to which the Company borrowed $1,500,000 with a due date of the earlier of January 17, 1999 or the date of the sale of the Company's principal office building. Interest accrued at the prime rate of The Chase Manhattan Bank plus 2% and was payable upon the principal due date. The loan was secured by a second mortgage on the Company's principal office building and land. In September 1998, the loan and accrued interest was fully paid.

         In August 1998, the Company issued 392,854 shares of Common Stock to MEI (as the owner of all of the Company's Series B, Series C and Series D Preferred Stock) as payment of approximately $589,000 of accrued dividends on such Preferred Stock. In November 1998, the Company authorized the issuance of 189,146 shares of Common Stock to MEI as payment of approximately $107,000 of accrued dividends on such Preferred Stock. 171,057 of those shares were issued in December 1998 and 18,089 were issued in January 1999. In December 1998, MEI agreed to forgive all accrued dividends on such Preferred Stock for the quarter ended December 31, 1998 (approximately $102,000).

         Pursuant to a Stock Purchase Agreement, dated as of July 30, 1998, between Apollo and Ronald Lightstone and the Company, and a Stock Purchase Agreement, dated as of November 12, 1998, between Apollo, Mr. Lightstone and the Company, the Company sold an aggregate of 8,122,393 shares of Common Stock of the Company to Elkes Limited Partnership ("ELP") (as assignee of Apollo), Gorman Limited Partnership ("GLP") (as assignee of Apollo) and Mr. Lightstone for an aggregate price of $5,840,000 (or $0.719 per share). In connection with such stock purchase agreements, the Company, Apollo and Mr. Lightstone entered into registration rights agreements. The managing general partner of ELP is Terrence Elkes, the Chairman and Chief Executive Officer of the Company. The managing general partner of GLP is Kenneth Gorman, the Vice-Chairman of the Company. At the time of the transaction, Mr. Lightstone was the President and Chief Executive Officer of, and a member of the Board of Directors of, the Company.

         In December 1998, the Company sold an aggregate of 640,000 shares of Common Stock to ELP and GLP for $500,000.

         In December 1998, the Company and Mr. Murray entered into a Trust Agreement pursuant to which Mr. Murray, as trustee, was to hold in trust certain shares of Common Stock issued by the Company, until such time as a registration statement covering such shares was declared effective by the Securities and Exchange Commission, at which time the shares were to be released to the beneficial owners. The shares were released to the beneficial owners in 1999. Mr.
Murray did not receive any compensation as trustee.

         In May 1999, the Company sold an aggregate of 833,334 shares of Common Stock to ELP and GLP for $1,000,000. In May 1999, the Company sold an aggregate of 250,000 shares of Common Stock to Peter Engel for $300,000. In connection with such stock purchase, the Company and Mr. Engel entered into a registration rights agreement.

         The Company entered into a Publishing Agreement with Affinity Communications Corp. ("Affinity") pursuant to which the Company published "The Libido Breakthrough: A Doctor's Guide to Restoring Sexual Vigor and Peak Health" by Stuart W. Fine, M.D. and Brenda Adderly, M.H.A. At the time of the agreement, Peter Engel, the Company's President of the publishing division, controlled and maintained a significant ownership interest in Affinity. In addition, Mr. Engel is married to Ms. Adderly. The terms of the publishing agreement are similar to those contained in publishing agreements the Company enters into with unrelated parties, except as follows: Affinity entered into an agreement with Rexall Sundown pursuant to which Rexall was to purchase 33,000 copies of the book from Affinity. The Company agreed that Affinity would purchase such 33,000 copies from the Company at cost plus $25,000. As of September 30, 1999 the Company is due $25,000, net of royalties, from Affinity.

         On or about September 30, 1999, the Company sold excess inventory valued on the Company's books at approximately $1,250,000 to The Lakeside Group, Inc. for cash in the amount of $278,000 and barter credits in an aggregate amount valued at approximately $976,000, to be applied to future purchase of media advertising. The terms of the agreement are similar to those contained in agreements of this type that would be entered into between unrelated parties. Fred Tarter is the President and a significant owner of The Lakeside Group, Inc. Mr. Tarter was a partner with Mr. Engel in Affinity Communications Corporation. As of November 15, 1999, the Company has not received full payment of the cash portion of the purchase price.

         During the quarter ended September 30, 1999, MEI instituted an arbitration proceeding against the Former Principals. The Company's in-house legal staff provided legal services for MEI in connection with such proceedings.

         The Company has entered into various employment agreements and severance agreements with, and granted stock options to, various employees, officers and Directors. See "EXECUTIVE COMPENSATION" herein.

                                  PROPOSAL TWO

                             INDEPENDENT ACCOUNTANTS

         KPMG LLP have been the Company's principal accountants since September 18, 1995 and functioned as the Company's independent certified public accountants for the fiscal year ended December 31, 1998.

         Upon recommendation of the Board, the Company has appointed KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999.

         Services provided to the Company by KPMG LLP during fiscal years 1995-1998 included the examination of the Company's consolidated financial statements, tax return preparation and certain additional accounting services provided in connection with acquisitions and securities matters.

         In the event shareholders do not approve the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 1999, such appointment will be reconsidered by the Board.

         Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.


                                 PROPOSAL THREE

                    ADOPTION OF THE 1999 STOCK INCENTIVE PLAN

         On July 21, 1999, the Board approved the adoption of the NewStar Media Inc. 1999 Stock Incentive Plan (the "Plan"). Adoption of the Plan is subject to the affirmative approval by holders of a majority of the shares of Common Stock and Equivalent Common Stock outstanding on the Record Date.

         The Company currently maintains a stock incentive plan (the "1994 Plan"), designed to encourage executive officers, other key employees and certain third parties to acquire a proprietary interest in the Company and thereby align their interests with those of the shareholders, to continue their employment or work with the Company and to render superior performance during such period. At November 1, 1999, the 1994 Plan had 750,000 shares available for grant thereunder, of which 724,000 had been granted and were outstanding. The Board adopted the Plan, instead of amending the 1994 Plan, in order to increase the number of shares available to be granted and to update the 1994 Plan to reflect recent changes in the law and executive compensation plans in general. If the adoption of the Plan is approved by the shareholders, no further awards will be granted pursuant to the 1994 Plan (although awards previously granted will remain outstanding). The Plan has 5,000,000 shares available for grant thereunder. The Board adopted the Plan to increase the number of authorized shares available to be granted to employees because it believes that a stock incentive program is an important factor in attracting, retaining and motivating key employees and certain third parties who will dedicate their maximum productive efforts toward the advancement of the Company. The Board believes that the Plan furthers these objectives by assuring continuing availability of stock incentives in the appropriate circumstances and permitting flexibility in compensation awards.

         Each Director and executive officer of the Company who is eligible to receive awards under the Plan can be considered to have an interest in the vote on this proposal. The text of the Plan is set forth in Exhibit A to this Proxy Statement. Shareholders are urged to read Exhibit A carefully. The description of the Plan in this Proxy Statement is qualified in its entirety by reference to Exhibit A. The principal aspects of the Plan are summarized below.

GENERAL PROVISIONS

         The Plan authorizes the granting of awards to employees, officers, directors, consultants and advisors of the Company and certain related companies in the form of any combination of (1) options to purchase shares of Common Stock, (2) shares of restricted Common Stock ("restricted stock"), (3) stock appreciation rights, and (4) deferred stock.

ADMINISTRATION

         The Plan is administered by a committee of the Board of Directors of the Company ("Board") designated by the Board to administer the Plan, or if no committee is designated, by the Board (the "Committee"). The Committee has authority to grant and amend awards, adopt, alter and repeal administrative rules, guidelines and practices governing the Plan, interpret the terms and provisions of the Plan and any award granted under the Plan and to otherwise supervise the administration of the Plan. In particular, the Committee has the authority to (i) determine whether and to what extent any award or combination of awards will be granted under the Plan, (ii) select the individuals to whom awards will be granted from among those eligible, (iii) determine the number of shares of stock to be covered by each award granted, (iv) determine the terms and conditions of any award granted, including vesting or other restrictions based on such performance objectives and such other factors as the Committee may establish, and to determine whether the performance objectives and/or terms and conditions of the award are satisfied, (v) amend the terms of any award, prospectively or retroactively (provided that no amendment may impair the rights of the award holder without his or her consent) and (vi) substitute new stock options for previously granted stock options, or for options granted under other plans or agreements, in each case including previously granted options having higher options prices.

ELIGIBILITY

         The Committee may make awards under the Plan to employees, officers, directors, consultants, and advisors of the Company or of any entity in which the Company owns at least a 50% interest ("Related Company"). The participants in the Plan are selected from among those eligible in the sole discretion of the Committee.

LIMITATIONS ON AWARDS

         The total number of shares of common stock of the Company which may be issued under the Plan is 5,000,000. Such shares will consist of authorized but unissued shares. The exercise of a stock appreciation right for cash or the payment of any award in cash will not count against this share limit. Shares subject to lapsed, forfeited or canceled awards will not count against this limit and can be regranted under the Plan. If the exercise price of an option is paid in Common Stock or if shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares also will not count against the above limit.

         No employee may be granted stock options and/or stock appreciation rights under the Plan with respect to more than 2,500,000 shares of common stock in any fiscal year. The Plan does not limit awards which may be made under other plans of the Company.


AWARDS TO ELIGIBLE PARTICIPANTS

         The Plan authorizes the Committee to grant the following types of awards to eligible participants:

         1. Stock Options. The Committee is authorized to grant incentive stock options ("ISOs") and non-qualified stock options to purchase such number of shares of Common Stock as the Committee determines. An option will be exercisable at such times, over such term and subject to such terms and conditions as the Committee determines, and at an exercise price determined by the Committee, which may be less than the fair market value of the Common Stock at the date of grant of the option. ISOs are subject to additional restrictions as to exercise period and exercise price as required by the Internal Revenue Code of 1986, as amended (the "Code"). Payment of the exercise price of an option may be made in such manner as the Committee may provide, including cash, delivery of shares of Common Stock already owned or subject to an award under the Plan, "cashless exercise" (an arrangement with a brokerage firm whereby shares issuable upon exercise of an option would be sold by the broker and the proceeds used to pay the exercise price) or in any other manner specified by the Committee. The Committee is authorized to specify the period, if any, over which options become exercisable, and to accelerate the exercisability of options on a case by case basis at any time. The Committee is also authorized to specify the period during which options may be exercised following an employee's termination of employment, and to extend such period on a case by case basis. The Committee may permit an option to be exercised for an additional period after the optionee's death, even if such period extends beyond the original option term. Unless otherwise provided by the Committee, options will not be transferable except by will or by the laws of descent and distribution.

         2. Restricted Stock. The Committee is authorized to award restricted stock subject to such terms and conditions as the Committee may determine in its sole discretion. The Committee has authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which the restricted stock will vest. The grant and/or vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine. The Committee also has authority to determine whether the employee will have the right to vote and/or receive dividends on shares of restricted stock, and whether the certificates for such shares will be held by the Company or delivered to the employee bearing legends to restrict their transfer. The Committee has authority to waive, in whole or in part, any or all of the conditions to receipt of or restrictions with respect to, any or all of a holder's restricted stock.

         Stock certificates representing the restricted stock granted to an award recipient will be registered in the recipient's name. However, no share of restricted stock may be sold, transferred, assigned or pledged by the recipient until such share has vested in accordance with the terms of the restricted stock award. In the event of a recipient's termination of employment before all of his or her restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock which have not vested will be forfeited and any purchase price paid by the recipient generally will be returned to the recipient. At the time restricted stock vests, a certificate for such vested shares will be delivered to the recipient (or the beneficiary designated by the recipient, in the event of death), free of all restrictions.

         3. Stock Appreciation Rights. A stock appreciation right entitles the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over an amount specified by the Committee. Any award of a stock appreciation right under the Plan will specify the number of shares as to which the stock appreciation right is granted and will have such terms and conditions as the Committee may determine.

         4. Deferred Stock Award. All awards of deferred stock will be in such form and have such terms as the Committee may determine. The deferred stock award will specify the number of shares of deferred stock to be awarded and the duration of the period ("Deferral Period") during which, and the conditions under which, receipt of the Common Stock will be deferred. The Committee may condition the grant or vesting of deferred stock, or receipt of Common Stock or cash at the end of the Deferral Period, upon attainment of specified performance objectives to other criteria. The Committee is authorized to waive, in whole or in part, any or all of the conditions to receipt of, or restriction with respect to, Common Stock or cash under a deferred stock award.

OTHER PROVISIONS

         Tax Withholding.
         ----------------

         The Plan permits award recipients to satisfy all or a portion of their federal, state, local or other tax liability with respect to awards under the Plan by delivering previously-owned shares or by having the Company withhold from the shares otherwise deliverable to such award recipients shares having a value equal to the tax liability to be so satisfied.

         Adjustments.
         ------------

         In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock, the Committee will, in such a manner as it may deem equitable in its sole discretion, substitute or adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year, (iii) the number and kind of shares subject to outstanding awards, and (iv) the exercise price of outstanding stock options and any other amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment will increase the aggregate value of any outstanding award.

         In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Committee may take such action as in its discretion it deems appropriate to (i) accelerate the time when stock options may be exercised, (ii) cash out such stock options at or immediately prior to the date of such event, or (iii) provide for the assumption of outstanding stock options by surviving, successor or transferee corporations.

         Amendments.
         -----------

         The Board of Directors may amend or discontinue the Plan without shareholder approval, unless such approval is required to satisfy Nasdaq, stock exchange or regulatory requirements. Amendment or discontinuation of the Plan cannot adversely affect any award previously granted without the holder's written consent.

         Loans.
         ------

         The Committee may provide that the Company will make, or arrange for, a loan to an award recipient with respect to the exercise of any stock option granted under the Plan, with respect to the payment of the purchase price, if any, of any restricted stock awarded under the Plan, with respect to any taxes arising from an award under the Plan, or any combination thereof, provided that the Company will not loan to any award recipient more than (i) the excess of the purchase or exercise price of an award over the par value of any shares of Common Stock awarded, plus (ii) the amount of any taxes arising from such award. The Committee will determine the terms of any such loan.

         Tax Offset Payments.
         --------------------

         The Committee may provide for a tax offset payment to an award recipient in cash, not in excess of the amount necessary to pay the federal, state, local and other taxes payable with respect to any award and the receipt of the tax offset payment, assuming the employee is taxed at the maximum tax rate applicable to such income.

         Deferrals of Awards.
         --------------------

         The Committee may permit an award recipient to elect to defer receipt of any award for a specified period or until a specified event.

BENEFITS UNDER THE PLAN

         If the shareholders approve the adoption of the Plan, it is anticipated that the Committee will make grants under the Plan to eligible participants (including employees, officers and Directors) from time to time. The size of future awards and the identity of recipients cannot be determined at this time. At the time of adoption of the Plan by the Board, and subject to approval of the adoption of the Plan by the Company's shareholders, the Committee awarded the following stock options to its executive officers and Directors:


Name                                         Dollar Value       Number of Units
----                                         ------------       ---------------

Terrence A. Elkes, Chairman and Chief        *                    100,000 (1)
Executive Officer
----------------------------------------     -----------------  ----------------
Kenneth F. Gorman, Vice-Chairman             *                    100,000 (1)
----------------------------------------     -----------------  ----------------
Ronald Lightstone, Director                  *                    400,000 (1)
----------------------------------------     -----------------  ----------------
Bruce Maggin, Director                       *                     50,000 (1)
----------------------------------------     -----------------  ----------------
John T. Healy, Director                      *                     50,000 (1)
----------------------------------------     -----------------  ----------------
Steven Mayer, Director                       *                     50,000 (1)
----------------------------------------     -----------------  ----------------
Lee Masters, Director                        *                     50,000 (1)
----------------------------------------     -----------------  ----------------
John T. Brady, Vice-President and Chief      *                    125,000 (1)(2)
Financial Officer
----------------------------------------     -----------------  ----------------
Robert C. Murray, Vice-President,            *                    120,000 (1)(2)
Secretary and General Counsel
----------------------------------------     -----------------  ----------------
All current executive officers as a group    *                    445,000
(four persons)
----------------------------------------     -----------------  ----------------
All employees                                *                     40,000 (3)
----------------------------------------     -----------------  ----------------
All current officers (five persons)          *                    445,000
----------------------------------------     -----------------  ----------------
* The dollar value is deemed to be $0 because the market price of the underlying security is less than the exercise price of the option.


(1)      The stock options have an exercise price of $1.20 per share.
(2) On October 19, 1999 the Board approved the repricing of such stock options to $.50 per share with a concomitant reduction in the number of stock options. Each award recipient that received stock options with an exercise price of $1.20 may elect to retain such stock options or agree to accept the lesser amount of stock options with the adjusted exercise price.
(3) On October 19, 1999, the Board approved the issuance of 40,000 stock options with an exercise price of $0.875 per share to an employee, with such stock options being subject to the repricing described in note (2) above.

         THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE COMPANY'S 1999 STOCK INCENTIVE PLAN.

       SHAREHOLDERS' PROPOSALS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

         A proper proposal submitted by a shareholder for presentation at the Company's 2000 Annual Meeting and received at the Company's executive offices no later than July 14, 2000 will be included in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting, unless the Company shall hold its 2000 Annual Meeting prior to July 14, 2000, in which case a proper proposal must be submitted for presentation and received at the Company's executive offices a reasonable time before the Company prints and mails its proxy materials for such meeting.


                                  OTHER MATTERS

         The Board is not aware of any matter to be acted upon at the Annual Meeting other than those described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will vote in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.


                                  MISCELLANEOUS

SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon the Company's review of Forms 3 and 4 and amendments thereto furnished to the Company under the Rule 16a-3(e) during the fiscal year ended December 31, 1998 and Form 5 and amendments thereto furnished to the Company during the fiscal year ended December 31, 1998 and/or written representations relating thereto, the Company believes that during fiscal year ended December 31, 1998: Messrs. Maggin and Healy and Media Equities International, LLC, H.A.M. Media Group, LLC and Apollo Partners, LLC each filed three late reports, two of which related to one transaction each, and one of which related to three transactions; Messrs. Elkes and Gorman each filed three late reports, one of which related to one transaction, one of which related to four transactions and one of which related to three transactions; Elkes Limited Partnership and Gorman Limited Partnership each filed four late reports, two of which related to two transactions each, one of which related to one transaction and one of which was such entity's Form 3 filing; Mr. Murray filed one late report relating to initial filing on Form 3; and Mr. Lightstone filed seven late reports, six of which related to one transaction each and one of which related to three transactions.


ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

         THE COMPANY FILES EACH YEAR WITH THE SEC AN ANNUAL REPORT ON FORM 10-KSB AS PRESCRIBED BY THE RULES OF THE SEC AND FOR THE FISCAL YEAR DECEMBER 31, 1998, ALSO FILED AN AMENDMENT TO THE ANNUAL REPORT ON FORM 10-KSB/A. COPIES OF THE FORMS 10-KSB AND 10KSB/A WILL BE PROVIDED, WITHOUT CHARGE, TO ANY SHAREHOLDER OF THE COMPANY. WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO NEWSTAR MEDIA INC., 8955 BEVERLY BOULEVARD, LOS ANGELES, CALIFORNIA 90048,
ATTENTION: CORPORATE SECRETARY.

                                    EXHIBIT A

                               NEWSTAR MEDIA INC.
                            1999 STOCK INCENTIVE PLAN



SECTION 1.            Purpose and Types of Awards

                  1.1 The purposes of the NewStar Media Inc. 1999 Stock Incentive Plan (the "Plan") are (i) to enable NewStar Media Inc. (the "Company") and its Related Companies to attract and retain employees and directors, and strengthen the mutuality of interests between such persons and the Company's stockholders by offering such employees and directors an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company, and (ii) to enable the Company to pay for the services of consultants and advisors using stock of the Company.

                  1.2 Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; and (iv) Deferred Stock. Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 2.             Definitions

                  "Board" means the Board of Directors of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" means the committee of the Board designated by the Board to administer the Plan, or if no committee is designated, the entire Board.

                  "Company" means NewStar Media Inc. and its successors.

                  "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 50% beneficial ownership interest.

                  "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule.

                  "Stock" means the common stock of the Company.

SECTION 3.            Administration

                  3.1 The Plan shall be administered by the Committee.

                  3.2 The Committee shall have the following authority with respect to awards under the Plan: to grant and amend awards, subject to any limitations set forth in the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

                           (a) to determine whether and to what extent any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

                           (b) to select the individuals to whom awards will be granted from among those eligible;

                           (c) to determine the number of shares of Stock to be covered by each award granted hereunder subject to the limitations contained herein;

                           (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives and such other factors as the Committee may establish, and to determine whether the performance objectives and/or other terms and conditions of the award are satisfied;

                           (e) to determine the treatment of awards upon an employee's retirement, disability, death, termination for cause or other termination of employment, or upon a director's or consultant's termination of service;

                           (f) to determine pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the Committee fails to make such a determination, fair market value of the Stock on a given date shall be the average of the closing prices of the Stock as reported on the Nasdaq SmallCap Market for the five trading days prior to such date.

                           (g) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the award holder, or that the award holder has no rights with respect to such dividends;

                           (h) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

                           (i) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the award holder shall be required to offer to the Company any shares that such person wishes to sell, subject to such terms and conditions as the Committee may specify;

                           (j) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and

                           (k) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

                  3.3 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated. All determinations made by the Committee pursuant to the provisions of the Plan shall be within the absolute discretion of the Committee and shall be final and binding on all persons, including the Company and Plan participants.

                  3.4 Action of the Committee under the Plan shall be taken pursuant to a majority vote at a meeting or telephonic meeting, or by unanimous written consent.

                  3.5 No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 4.            Stock Subject to Plan

                  4.1 The total number of shares of Stock which may be issued under the Plan shall be 5,000,000, subject to adjustment as provided below. Such shares shall be authorized but unissued shares. The exercise of a Stock Appreciation Right for cash or the payment of any award in cash shall not count against this share limit.

                  4.2 To the extent a Stock Option terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for distribution in connection with awards under the Plan.

                  4.3 No employee shall be granted Stock Options, and/or Stock Appreciation Rights with respect to more than 2,500,000 shares of Stock in any fiscal year subject to adjustment as provided in Section 4.4.

                  4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, the Committee shall, in such a manner as it may deem equitable in its sole discretion, substitute or adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year, (iii) the number and kind of shares subject to outstanding awards, and (iv) the exercise price of outstanding Stock Options and any other amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

                  In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Committee may take such action as it in its discretion deems appropriate to (i) accelerate the time when Stock Options may be exercised, (ii) cash out such Stock Options at or immediately prior to the date of such event, or (iii) provide for the assumption of outstanding Stock Options by surviving, successor or transferee corporations.

                  The Committee's determination as to which adjustments shall be made and the extent thereof shall be final, binding and conclusive.


SECTION 5.            Eligibility

                  5.1 The persons who are eligible for awards under the Plan are employees, officers, directors, consultants, and advisors of the Company or any Related Company. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 6.            Stock Options

                  6.1 The Stock Options awarded to employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option granted to an employee does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. All Stock Options awarded to non-employee directors, consultants or advisors shall be Non-Qualified Stock Options.

                  6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.

                           (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, and may be less than the fair market value of the Stock on the date of the award of the Stock Option, but not less than the par value.

                           (b) Option Term. The term of each Stock Option shall be fixed by the Committee.

                           (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

                           (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the period the option is exercisable by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, "cashless exercise", any other manner permitted by law determined by the Committee, or any combination of the foregoing.

                           (e) No Stockholder Rights. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has exercised the Stock Option and become the record owner of the shares.

                           (f) Surrender Rights. The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

                           (g) Non-transferability. Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her legal representative. However the Committee, in its sole discretion, may permit Stock Options to be transferred on terms and conditions specified by it.

                            (h) Termination of Employment or Service. Following the termination of an optionee's employment or service with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions with respect to termination of employment or service for different reasons. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

                  6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after July 21, 1999, the date of adoption of the Plan. In addition, no Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (i) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (ii) be exercisable more than five years after the date such Incentive Stock Option is awarded.

SECTION 7.            Stock Appreciation Rights

                  7.1 A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of a share of Stock on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine. The grant shall specify the number of shares of Stock as to which the Stock Appreciation Right is granted.

                  7.2 The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a change of control (as defined in the applicable letter granting the award) (such Stock Appreciation Right being referred to herein as a Limited Stock Appreciation Right). The Committee may also provide that in the event of a change of control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change of Control Price. "Change of Control Price" means the highest price per share paid in any transaction reported in the Nasdaq SmallCap Market or on any national market or securities exchange where the Stock is traded, or paid or offered in any transaction related to a change of control at any time during the 90-day period ending with the change of control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Change of Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 8.            Restricted Stock

                  Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

                           (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine.

                           (b) Stock certificates representing the Restricted Stock awarded under the Plan shall be registered in the award holder's name, but the Committee may direct that such certificates be held by the Company on behalf of the award holder. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her designated beneficiary in the event of death), free of all restrictions.

                           (c) The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

                           (d) Except as may be provided by the Committee, in the event of an award holder's termination of employment or service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the award holder.

                           (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder's Restricted Stock (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

SECTION 9.            Deferred Stock Awards

                  Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

                           (a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Committee may condition the grant or vesting of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified performance objectives or such other criteria as the Committee may determine.

                           (b) Except as may be provided by the Committee, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

                           (c) At the expiration of the Deferral Period, the award holder (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

                           (d) Except as may be provided by the Committee, in the event of an award holder's termination of service before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.

                           (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock award, (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

SECTION 10.           Loans

                  The Committee may provide that the Company shall make, or arrange for, a loan or loans with respect to the exercise of any Stock Option awarded under the Plan, with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder or with respect to any taxes arising from an award hereunder; provided, however, that any such loan shall be made on terms that comply with all government statutes and regulations that apply to the Company, and the Company shall not loan more than the sum of (i) the excess of the purchase or exercise price of an award over the par value of any shares of Stock awarded plus (ii) the amount of any taxes arising from such award. The Committee shall have full authority to decide whether a loan will be made hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

SECTION 11.           Tax Offset Payments

                  The Committee may provide for a Tax Offset Payment by the Company with respect to one or more awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable award and the receipt of the Tax Offset Payment, assuming that the award holder is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash.

SECTION 12.           Election to Defer Awards

                  The Committee may permit an award recipient to elect to defer payment of an award for a specified period or until a specified event, upon such terms as are determined by the Committee.

SECTION 13.           Tax Withholding

                  13.1 Each award recipient shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

                  13.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 14.           Amendments and Termination

                  The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except as required to satisfy NASDAQ, stock exchange, or regulatory requirements.

SECTION 15.           General Provisions

                  15.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or
(ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock, is necessary or desirable in order to satisfy any legal requirements, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws or to compensate an award holder for any loss caused by suspension or loss of the right to exercise a Stock Option or Stock Appreciation Right or receive any other award pursuant to this Section.

                  15.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment; no award shall confer upon any director any right to continued service as a director, and no award shall confer on any consultant or advisor any right to continued service in such capacity.

                                  FORM OF PROXY

                               NEWSTAR MEDIA INC.
                             8955 BEVERLY BOULEVARD
                          LOS ANGELES, CALIFORNIA 90048

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEWSTAR MEDIA
INC.

         The undersigned hereby appoints John T. Brady and Robert C. Murray and each of them, acting singly or jointly, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all of the shares of Common Stock, $.01 par value per share, of NewStar Media Inc. (the "Company") held of record by the undersigned on November 1, 1999, at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., local time on Wednesday, December 8, 1999, and any adjournments or postponements thereof.

         Receipt of the Notice of Annual Meeting, the Proxy Statement and the 1998 Annual Report of the Company is hereby acknowledged.

         The Board of Directors of the Company unanimously recommends a vote FOR each of the items below.

(1)      Election of Directors for a one-year term:
         VOTE FOR all Nominees              WITHHOLD AUTHORITY           INSTRUCTION: To withhold
           listed below (except as            to vote for all            to vote FOR any individual
           marked to the contrary)         nominees listed below         nominee strike a line through that
                                                                         nominee's name on the list below

                  [  ]                            [  ]

            NOMINEES: Terrence A. Elkes, Ronald Lightstone, Bruce Maggin, Lee Masters and John R. Sprieser

(2)      Ratification of the appointment of KPMG LLP as independent accountants for the fiscal year ending December 31,
         1999.

(3)      Adoption of the NewStar Media Inc. 1999 Stock Incentive Plan.

                   FOR [  ]             AGAINST [  ]                  ABSTAIN [  ]


(4)      In their discretion, the Proxies are authored to vote upon such other business as may properly come before such meeting and any and all postponements and adjournments thereof.


         PLEASE DATE, SIGN ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES ON SPECIFIED MATTERS AS RECOMMENDED BY THE BOARD OF DIRECTORS AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 4.

         THIS PROXY, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted on specific matters as recommended by the Board of Directors and in their discretion on matters described in Item 4.



                                 ------------------------------
                                           Signature

                                 ------------------------------
                                           Date

                                 ------------------------------
                                           Signature

                                 ------------------------------
                                           Date



                                 IMPORTANT: Please date this card and sign your name exactly as it appears on this Proxy. When shares are held jointly, both holders should sign. When as attorney, executor or administrator, or trustee or guardian, please give your full title as such. If a corporation, please sign in full the corporate name by an authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

                                 Do you plan to attend the meeting?
                                      YES [  ]       NO [  ]

                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY